UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2005

AFFINITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-113982	13-3377709
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2575 Vista Del Mar Drive
Ventura, CA 93001
(Address of principal executive offices)
(Zip Code)

(805) 667-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)           Mr. David B. Garvin, a member of the Board of Directors of Affinity Group, Inc., (the “Company”) resigned as a Director of the Company effective October 3, 2005.

(c)           Mr. J. Kevin Gleason was appointed as a Director of the Company effective October 7, 2005.  Mr. Gleason has served as the Chief Executive Officer and President of Adams Outdoor Advertising, LP since 1991.  Mr. Gleason has over twenty-three years of experience in the advertising industry.  Mr. Gleason has been with Adams Outdoor Advertising, LP since 1987, serving as General Manager of various local markets and then as Executive Vice President at the corporate level.  Prior to joining Adams Outdoor Advertising, LP, Mr. Gleason served as General Manager of Naegele Outdoor Advertising of Southern California from 1985 to 1987.  He has served as vice chair marketing, and Chairman of the Outdoor Advertising Association of America, the outdoor advertising industry trade association, as well as a board member of the Traffic Audit Bureau the industry’s media measurement arm.  He is a graduate of the Rhode Island School of Design.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFFINITY GROUP, INC.
(Registrant)

Date: October 7, 2005	By:	/s/ Thomas F. Wolfe
Thomas F. Wolfe
Senior Vice President and Chief Financial
Officer